SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 27, 2004

                         UNIVERSAL DETECTION TECHNOLOGY
               (Exact Name of Registrant as Specified in Charter)

              California                 1-9327                 95-2746949
    (State or Other Jurisdiction      (Commission             (IRS Employer
           of Incorporation)          File Number)          Identification No.)

                          9595 Wilshire Ave., Suite 700
                         Beverly Hills, California 90212
                    (Address of Principal Executive Offices)

                                 (310) 248-3655
                         (Registrant's Telephone Number)

ITEM 5. OTHER EVENTS

     During the quarter ended June 30, 2004, a change was made to our retained earnings and accrued expenses to correct a legal judgment recorded during the year ended December 31, 2002. We originally recorded the amount of damages sought by the plaintiff, rather than the amount of the final judgment. We have retroactively restated net loss for the year ended December 31, 2002, increasing the net loss from $1,980,718 to $2,143,218 due to an adjustment of $162,500. Accordingly, the December 31, 2003 and 2002 financial statements have been restated and an adjustment has been made to retained earnings and accrued expenses as of December 31, 2003 and 2002 to correct the error. Our Chief Executive Officer has discussed with our independent accountant the subject matter giving rise to this decision.

     Since the first quarter of fiscal 2004, we issued 327,588 shares of common stock to non-U.S. persons, as such term is defined in Regulation S, for an aggregate offering price of $256,527. We incurred $30,665 in placement fees, and our net proceeds were $225,862. No offer or sale of the securities was made to a person in the United States. We believe that each purchaser of securities was not a U.S. person as defined in Rule 902(k) of Regulation S and did not acquire the securities for the account or benefit of any U.S. person. We did not engage in any directed selling efforts in the United States. For these reasons, among others, the offer and sale of the following securities were not subject to
Section 5 of the Securities Act by virtue of Regulation S promulgated by the SEC under the Securities Act.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements.

     The attached financials statements, including our accompanying consolidated balance sheet as of December 31, 2003, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the two year period then ended, have been restated to reflect the adjustment to our retained earnings and accrued expenses resulting in an increase of $162,500 to our net loss for the year ended December 31, 2002.


                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)

                          INDEX TO FINANCIAL STATEMENTS


                                                                           PAGE

Independent Auditors' Report................................................F-2

Consolidated Balance Sheets.................................................F-3

Consolidated Statements of Operations.......................................F-4

Consolidated Statements of Changes in Stockholders' Equity (Deficit)........F-5

Consolidated Statements of Cash Flows.......................................F-6

Notes to Consolidated Financial Statements..................................F-7

INDEPENDENT AUDITORS' REPORT


                                AJ. ROBBINS, P.C.
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80202

                          INDEPENDENT AUDITORS' REPORT


Audit Committee
Universal Detection Technology
(f/k/a Pollution Research and Control Corporation and Subsidiaries) Beverly Hills, California

We have audited the accompanying consolidated balance sheet of Universal Detection Technology (formerly Pollution Research and Control Corp.) and Subsidiaries as of December 31, 2003, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Detection Technology (formerly Pollution Research and Control Corp.) and Subsidiaries as of December 31, 2003, and the results of its consolidated operations and its cash flows for each of the years in the two year period then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, it has a net working capital deficiency, and has a net capital deficiency that raises substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 14 to the financial statements, certain errors resulting in understatement of previously reported accrued expenses as of December 31, 2002, were discovered by management of the Company during the quarter ended June 30, 2004. Accordingly, the December 31, 2003 and 2002 financial statements have been restated and an adjustment has been made to retained earnings and accrued expenses as of December 31, 2003 and 2002 to correct the error.

                                            AJ. ROBBINS, PC
                                            CERTIFIED PUBLIC ACCOUNTANTS


DENVER, COLORADO
FEBRUARY 4, 2004
(Except for Note 14, as to which the date is July 27, 2004)

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                          March 31,       December 31,
                                                             2004             2003
                                                         --------------   --------------
                                                          (Unaudited)
CURRENT ASSETS:
    Cash and cash equivalents                          $     186,686    $      14,899
    Restricted cash                                          100,605          100,233
    Due from related parties                                  46,980           29,099
    Bridge notes, related party                                  ---           50,000
    Inventories                                               20,000           20,000
    Prepaid expenses                                         639,239        1,045,155
                                                         --------------   --------------

        Total current assets                                 993,510        1,259,386

EQUIPMENT, NET                                                53,099            3,507
                                                         --------------   --------------

                                                       $   1,046,609    $   1,262,893
                                                         ==============   ==============


            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable, trade                            $     152,653    $     112,759
    Accrued liabilities                                      866,500          864,000
    Notes payable, related party                              40,000           40,000
    Notes payable                                          1,257,526        1,517,526
    Accrued interest expense                                 484,471          454,736
                                                         --------------   --------------

        Total current liabilities                          2,801,150        2,989,021
                                                         --------------   --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
    Preferred stock, $.01 par value, 20,000,000
      shares authorized, -0- issued and outstanding             ---              ---
    Common stock, no par value, 480,000,000 shares
      authorized, 38,814,922 and 35,002,197 shares
      issued and outstanding                              17,221,632       15,705,055
    Additional paid-in-capital                             3,606,891        3,606,891
    Accumulated (deficit)                                (22,583,064)     (21,038,074)
                                                         --------------   --------------

        Total stockholders' equity (deficit)              (1,754,541)      (1,726,128)
                                                         --------------   --------------

        Total liabilities and stockholders' equity
          (deficit)                                    $   1,046,609    $   1,262,893
                                                         ==============   ==============

          See accompanying notes to consolidated financial statements.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                      FOR THE THREE    FOR THE THREE        FOR THE       FOR THE YEAR
                                       MONTHS ENDED     MONTHS ENDED       YEAR ENDED         ENDED
                                        MARCH 31,         MARCH 31,       DECEMBER 31,    DECEMBER 31,
                                           2004             2003              2003            2002
                                       -------------    --------------    -------------   --------------
                                       (UNAUDITED)      (UNAUDITED)
REVENUE                                        ---    $           ---  $           ---           30,000
COST OF GOODS SOLD                             ---                ---              ---            8,600
                                       -------------    --------------    -------------   --------------

GROSS PROFIT                                   ---                ---              ---           21,400
                                       -------------    --------------    -------------   --------------

OPERATING EXPENSES:
     Selling, general and
      administrative                       654,253             99,914        1,655,863          721,487
     Marketing                             806,211                ---        1,932,512           45,000
     Research and development                  ---                ---          199,000           82,000
     Loss on write-down of
      inventory                                ---                ---              ---        1,894,342
     Loss on legal judgment                    ---                ---              ---          411,500
                                       -------------    --------------    -------------   --------------

               Total expenses            1,460,464             99,914        3,787,375        3,154,329
                                       -------------    --------------    -------------   --------------

(LOSS) FROM OPERATIONS                  (1,460,464)          (99,914)      (3,787,375)      (3,132,929)

OTHER INCOME (EXPENSE):
     Interest income                         1,097                 48              726              ---
     Interest expense                      (42,363)          (49,783)        (208,063)        (232,345)
     Amortization of loan fees             (43,260)          (30,000)        (235,136)          (5,752)
     Beneficial conversion
      feature of convertible debt              ---                ---        (495,305)        (113,000)
                                       -------------    --------------    -------------   --------------
     Total other income                    (84,526)          (79,735)        (937,778)        (351,097)
      (expense)
                                       -------------    --------------    -------------   --------------

(LOSS) FROM OPERATIONS BEFORE
INCOME TAXES                            (1,544,990)         (179,649)      (4,725,153)      (3,484,026)

INCOME TAX EXPENSE                             ---                ---              ---              ---
                                       -------------    --------------    -------------   --------------

(LOSS) FROM CONTINUING OPERATIONS       (1,544,990)         (179,649)      (4,725,153)      (3,484,026)

DISCONTINUED OPERATIONS:
  (Loss) from operations of
  discontinued subsidiaries
  (less applicable income tax
    expense of $-0-)                           ---                ---              ---        (149,745)
  Gain on disposal of
   subsidiaries, including provision
   of $-0- for operating losses
   during phase-out period less
   applicable income taxes of $-0-             ---                ---              ---        1,490,553
                                       -------------    --------------    -------------   --------------

NET GAIN FROM DISCONTINUED
OPERATIONS                                     ---                ---              ---        1,340,808
                                       -------------    --------------    -------------   --------------

  NET (LOSS)                          $ (1,544,990)   $     (179,649)  $   (4,725,153)      (2,143,218)
                                       =============    ==============    =============   ==============

NET INCOME (LOSS) PER SHARE -
BASIC AND DILUTED:
   Continuing operations              $       (.04)   $         (.01)  $        (0.23)           (0.42)
   Discontinued operations:
     (Loss) from operations                     ---               ---              ---           (0.02)
     Gain on disposal                           ---               ---              ---            0.18
                                       -------------    --------------    -------------   --------------

                                      $       (.04)   $         (.01)  $        (0.23)           (0.26)
                                       =============    ==============    =============   ==============

WEIGHTED AVERAGE SHARES - BASIC
AND DILUTED                              37,375,750        12,657,459       20,919,845        8,212,300
                                       =============    ==============    =============   ==============


          See accompanying notes to consolidated financial statements.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
               FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003 AND
              FOR THE THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)

                                                                                                           Total
                                           Common Stock              Additional       Accumulated      Stockholders'
                                     Shares          Amount       Paid-in-Capital       Deficit            Equity
                                                                                                         (Deficit)
                                    ------------    -----------    ---------------    -------------    --------------

BALANCE, DECEMBER 31, 2001            5,949,616  $   9,789,742  $       2,485,062  $   (14,169,703) $     (1,894,899)
Conversion of convertible
  debt and accrued interest           2,072,464        505,238                ---              ---           505,238
Stock based compensation for
  consulting services                       ---            ---            111,112              ---           111,112
Common stock issued for
  services                              730,000        154,250                ---              ---           154,250
Stock issued in private
  placements, net of offering
  costs of $34,900                    2,121,312        364,100                ---              ---           364,100
Value of stock based
  compensation issued for
  sale of Dasibi                            ---            ---            160,993              ---           160,993
Value of beneficial
  conversion feature of
  convertible debt                          ---            ---            113,000              ---           113,000
Net (loss) for the year                     ---            ---                ---       (2,143,218)       (2,143,218)
                                    ------------    -----------    ---------------    -------------    --------------
BALANCE, DECEMBER 31, 2002          10,873,392      10,813,330          2,870,167      (16,312,921)       (2,629,424)
Common stock issued for services     3,357,000       1,181,280                ---               ---        1,181,280
Common stock issued for loan fees      415,000         198,400                ---               ---          198,400
Conversion of convertible debt
     and accrued interest            3,889,044         573,805                ---               ---          573,805
Stock issued in private
     placements net of offering
     costs of $443,033              15,907,903       2,876,222                ---               ---        2,876,222
Fair market value of repriced
     warrants                              ---             ---             56,019               ---           56,019
Warrants issued for services               ---             ---            185,400               ---          185,400
Value of beneficial
conversion feature of
     convertible debt                      ---             ---            495,305               ---          495,305
Exercise of warrants                   559,858          62,018                ---               ---           62,018
Net (loss) for the year                    ---             ---                ---       (4,725,153)       (4,725,153)
                                    ------------    -----------    ---------------    -------------    --------------

BALANCE, DECEMBER 31, 2003          35,002,197      15,705,055          3,606,891     (21,038,0.74)       (1,726,128)

Stock issued in private
placements, net of
offerings costs of $181,098
   (Unaudited)                       3,812,725       1,516,577                ---               ---        1,516,577
Net (loss) for the period
   (Unaudited)                             ---             ---                ---       (1,544,990)       (1,544,990)
                                    ------------    -----------    ---------------    -------------    --------------

BALANCE, MARCH 31, 2004
(UNAUDITED)                         38,814,922   $  17,221,632  $      3,606,891   $   (22,583,064) $     (1,754,541)
                                    ============    ===========    ==============     =============    ==============


          See accompanying notes to consolidated financial statements.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 FOR THE THREE    FOR THE THREE       FOR THE YEAR       FOR THE YEAR
                                                 MONTHS ENDED      MONTHS ENDED          ENDED              ENDED
                                                   MARCH 31,        MARCH 31,         DECEMBER 31,       DECEMBER 31,
                                                     2004              2003               2003               2002
                                                 --------------   ---------------    ---------------    ---------------
                                                  (UNAUDITED)      (UNAUDITED)
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net (loss) from continuing operations              (1,544,990)         (179,649)         (4,725,153)        (3,484,026)
Adjustments to reconcile net (loss) to net
cash (used in) operations:
   Beneficial conversion feature of
   convertible debt                                       ---               ---             495,305            113,000
   Stock issued for services                              ---            11,280           1,181,280            265,362
   Stock issued for loan fees                             ---               ---             198,400                ---
   Warrants issued for services                           ---               ---             185,400                ---
   Fair market value of repriced warrants                 ---            30,000              56,019                ---
   Depreciation                                         1,165               ---                 152                ---
   Changes in operating assets and liabilities:
          Accounts receivable                             ---               ---              30,000            (30,000)
          Due from related parties                        ---               ---             (29,099)               ---
          Inventories                                     ---               ---                 ---          1,894,342
          Prepaid expenses                            405,916           (10,938)           (999,217)           (45,938)
          Accounts payable                             39,894           (59,452)           (126,701)           222,950
          Accrued expenses                             32,235               ---             599,847            509,248
                                                 --------------   ---------------    ---------------    ---------------

          Net cash (used in) operating activities  (1,065,780)         (208,759)         (3,133,767)          (555,062)
                                                 --------------   ---------------    ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                               (50,757)              ---              (3,659)               ---
  Bridge note to related party                            ---               ---             (50,000)               ---
  Payments received on bridge note to related
    party                                               50,000              ---                 ---                ---
   (Increase) in restricted cash                         (372)              ---            (100,233)               ---
   Advances to related party                          (17,881)              ---                 ---                ---
                                                 --------------   ---------------    ---------------    ---------------

    Net cash (used in) investing activities           (19,010)              ---            (153,892)               ---
                                                 --------------   ---------------    ---------------    ---------------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
  Proceeds from issuance of common stock            1,697,675           195,131           3,319,255            399,000
  Payment of offering costs                          (181,098)          (19,491)           (443,033)           (34,900)
  Proceeds from exercise of warrants                      ---            36,000              62,018                ---
  Proceeds from notes payable                             ---               ---             450,000             57,526
  Payments on notes payable                          (260,000)              ---             (95,000)               ---
                                                 --------------   ---------------    ---------------    ---------------

Net cash provided by financing activities           1,256,577           211,640           3,293,240            421,626
                                                 --------------   ---------------    ---------------    ---------------

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                           171,787             2,881               5,581           (133,436)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD         14,899             9,318               9,318            142,754
                                                 --------------   ---------------    ---------------    ---------------

CASH AND CASH EQUIVALENTS, END OF PERIOD              186,686    $       12,199  $          14,899  $            9,318
                                                 ==============   ===============    ===============    ===============


          See accompanying notes to consolidated financial statements.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 1 - BUSINESS ACTIVITY

Universal Detection Technology (formerly Pollution Research and Control Corp.), a California corporation, primarily designed, manufactured and marketed air pollution monitoring instruments, through its wholly-owned subsidiary Dasibi Environmental Corporation ("Dasibi"). The Company's wholly owned subsidiary Nutek, Inc. ("Nutek") is inactive. The Company's wholly owned subsidiary Logan Medical Devices, Inc. ("Logan") was renamed Dasibi China, Inc. ("Dasibi China") and is currently inactive.

In March 2002, the Company sold Dasibi to one of its creditors in exchange for $1,500,000 in debt and accrued interest owed to the creditor. A non-exclusive license agreement for all of the Dasibi's technology was also granted to the Company. In May 2002, Dasibi vacated its premises and has suspended operations.

Beginning in 2002, the Company began doing business as Universal Detection Technology and has focused its research and development efforts in developing a real time biological weapon detection device. On August 8, 2003, the shareholders approved the change of the name of Pollution Research and Control Corp. to Universal Detection Technology. To accelerate development of its initial biological weapon detection device, the Company has developed and is implementing a collaborative partnering strategy. Under this strategy, the Company identifies and partners with researchers and developers. The Company entered into a technology affiliates agreement with NASA's Jet Propulsion Laboratory ("JPL") to develop technology for its bio-terrorism detection equipment and a license agreement with the California Institute of Technology, which granted the Company an exclusive worldwide license to products that incorporate patent rights referenced in the above technology affiliates agreement.

PRIOR PERIOD RESTATEMENT
During the quarter ended June 30, 2004, a change was made to the retained earnings and accrued expenses of the Company to correct the legal judgment recorded during the year ended December 31, 2002. The Company originally recorded the amount of damages sought by the plaintiff, rather than the amount of the final judgment. The Company has retroactively restated net loss for the year ended December 31, 2002, increasing the net loss from $1,980,718 to $2,143,218 due to an adjustment of $162,500. (See Note 14.)

GOING CONCERN AND MANAGEMENT'S PLANS
In March 2002, the Company sold its operating subsidiary, Dasibi Environmental Corp., as further described in Note 12. As of December 31, 2003 and March 31, 2004, the Company had a working capital deficit and a capital deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and ultimately achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company is currently devoting its efforts to raising capital and development and marketing of its bio-terrorism detection devices, known as the Anthrax Smoke Detector. The Company entered into a technology affiliates agreement with NASA's Jet Propulsion Laboratory ("JPL") to develop technology for its bio-terrorism detection equipment and a license agreement with the California Institute of Technology, which granted the Company an exclusive worldwide license to products that incorporate patent rights referenced in the above technology affiliates agreement. The Company unveiled the first commercial prototype of its Anthrax Smoke Detector in May 2004 and recently completed the software component of the device.

The Company plans to engage in simulated tests and field testing of its Antrhax Smoke Detector in different environments and conditions and to use the empirical data gained from the testing to further improve the design and functionality of the product. After completing of the testing, the Company plans to initiate orders of its Anthrax Smoke Detector with a third- party manufacturer based on sales orders. The Company is looking to sell units to customers in specific sectors in the market including, sports stadiums, conventions centers, and casinos and hopes that these sales will provide a well-defined customer base to use as a reference in connection with its marketing campaign in 2005.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 1 - BUSINESS ACTIVITY (CONTINUED)

During July 2004, the Company completed the final closing of its private placement offering of Units consisting of common stock and warrants to purchase common stock. The aggregate gross proceeds from the offering were $3,000,000. The Company intends to use these proceeds for working capital and general corporate use but is precluded from using the proceeds to pay debt outstanding at the time of final closing of the offering or make payments to a particular related party entity in which its President and CEO has an equity interest. Pursuant to a related Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission within 30 days of final closing of the offering to register for resale shares of the Company's common stock and the shares underlying the warrants included in the Units.

UNAUDITED INTERIM FINANCIAL STATEMENTS
In the opinion of management, the unaudited interim financial statements for the three months ended March 31, 2004 and 2003 are presented on a basis consistent with the audited financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such period. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results to be expected for the year ending December 31, 2004.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include the accounts of Universal Detection Technology and its wholly-owned subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

REVENUE RECOGNITION
Revenue is recognized upon shipment of products. Title of goods is transferred when the products are shipped from the Company's facility. Income not earned is recorded as deferred revenue.

INVENTORIES
Inventories, consisting of finished goods, are stated at the lower of cost (first-in first-out) basis or market.

ADVERTISING EXPENSES
The Company expenses advertising costs as incurred. During the years ended December 31, 2003 and 2002, and the three months ended March 31, 2004 and 2003, the Company did not have significant advertising costs.

EQUIPMENT AND DEPRECIATION
Equipment, consisting of office equipment, is recorded at cost less accumulated depreciation. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets, generally five years. Total depreciation expense was $152 and $-0- for the years ended December 31, 2003 and 2002, respectively and $1,165 and $-0- for the three months ended March 31, 2004 and 2003, respectively. As of March 31, 2004 and December 31, 2003, accumulated depreciation was $1,317 and $152, respectively.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION
The Company accounts for stock based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). This standard requires the Company to adopt the "fair value" method with respect to stock-based compensation of consultants and other non-employees. The Company did not change its method of accounting with respect to employee stock options; the Company continues to account for these under the "intrinsic value" method, and to furnish the proforma disclosures required by SFAS 123.

VALUATION OF THE COMPANY'S COMMON STOCK
Unless otherwise disclosed, all stock based transactions entered into by the Company have been valued at the market value of the Company's common stock on the date the transaction was entered into or have been valued using the Modified Black-Scholes European Model to estimate the fair market value.

EARNINGS PER COMMON SHARE
The Company computes earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS No. 128). This Statement simplifies the standards for computing earnings per share (EPS) previously found in Accounting Principles Board Opinion No. 15, Earnings Per Share, and makes them more comparable to international EPS standards. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. In addition, the Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. However, such presentation is not required if the effect is antidilutive. Accordingly, no such presentation has been made.

CASH EQUIVALENTS
For purposes of reporting cash flows, the Company considers all short term, interest bearing deposits with original maturities of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amounts of cash, accounts receivable, notes receivable, accounts payable, accrued expenses and notes payable approximate fair value because of the short maturity of these items.

IMPAIRMENT OF LONG-LIVED ASSETS
The Company evaluates its long-lived assets by measuring the carrying amounts of assets against the estimated undiscounted future cash flows associated with them. At the time the carrying value of such assets exceeds the fair value of such assets, impairment is recognized. To date, no adjustments to the carrying value of the assets have been made.

RESEARCH AND DEVELOPMENT COSTS
In 2002, the Company entered into a technology affiliates agreement with NASA's Jet Propulsion Laboratory ("JPL") to develop technology for its bio-terrorism detection equipment. These costs are charged to expense as incurred. Research and development expenses were $-0- for each of the three months ended March 31, 2004 and 2003 and $199,000 and $82,000 for the years ended December 31, 2003 and 2002, respectively.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES
Deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the current period and the change during the period in deferred tax assets and liabilities. The deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. At March 31, 2004 and December 31, 2003, a full valuation allowance has been established for the deferred tax asset as management believes that it is more likely than not that a tax benefit will not be realized.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION
Certain amounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation in the current period financial statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In April 2003, FASB issued SFAS No. 149, "Accounting for Derivative Instruments and Hedging Activities," which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments including certain instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The adoption of this standard did not have a material impact on the Company's financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The adoption of this standard did not have a material impact on the Company's financial statements.

In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," for certain entities which do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both, as a result of holding variable interests, which are ownership, contractual, or other pecuniary interests in an entity. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. FIN 46 applies to public

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

enterprises as of the beginning of the applicable interim or annual period. The Company's adoption of FIN 46 did not have any impact upon the Company's financial condition or results of operations.

NOTE 3 - INVENTORIES

As part of the sale of Dasibi, the Company arranged with Dasibi that Dasibi would continue to house the inventory that was assigned to the Company. During the second quarter of 2002, Dasibi vacated its manufacturing space, and moved the inventory that was assigned to the Company to a location unknown to the Company. The Company currently is in the process of reviewing its rights under the circumstances and has been unsuccessful in locating the inventory. At December 31, 2002, such inventory was written down to reflect the loss. Remaining inventory consists entirely of finished goods.

NOTE 4 - ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

At December 31, 2002, the accounts receivable balance from one customer was $30,000, or 100% of the total accounts receivable balance. Generally, no collateral is required. The Company's credit losses in the aggregate have not exceeded managements' expectations. During 2003, the product was returned and is being used by the Company for research and development activities and the receivable was written off to research and development expense.

The Company maintains all cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

NOTE 5 - NOTES PAYABLE, RELATED PARTY

During the year ended December 31, 2003, the Company borrowed cash for operating expenses on a short-term basis from certain related entities. The entities are related by common ownership and management. The Company borrowed a total of $-0-and $85,000 during the three months ended March 31, 2004 and during the year ended December 31, 2003, respectively and repaid a total of $45,000. Notes payable, related party consists of the following at December 31, 2003 and March 31, 2004:

Notes payable, interest at 9% per annum; principal and
      interest due April 2004, unsecured, converted from debenture   $     20,000

Note payable, interest at 6% per annum, principal and interest due February 2004, unsecured, effective rate of interest, which
      includes loan fees is 45.7%                                          20,000
                                                                        -----------

                  Total notes payable, related party                 $     40,000
                                                                        ===========


                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 6 - NOTES PAYABLE

Notes payable consisted of the following at December 31, 2003:

  Notes payable to individuals, interest at 11% per annum,
      principal and interest due June 2001, unsecured                $    150,000

  Notes payable to individuals, interest at 12% per annum,
      principal and interest due June 2001, unsecured                     150,000

  Notes payable, interest at 12% per annum, principal and interest due
      October 2004, unsecured, converted from debenture                   200,000

  Notes payable, interest at 9% per annum, principal and interest
      due October 2004, unsecured, converted from debenture               100,000

  Note payable, interest at 18% per annum, principal and interest
      due June 2000, and verbally extended, unsecured                     200,000

  Demand note under Ex-Im Bank authorization at Wall Street Journal
      Prime rate +3.0% per annum (7% at December 31, 2003), matured
      June 30, 2002 previously secured by Dasibi customer line of
      credit                                                              250,000

  Bridge loan payable, interest of 10% per annum, principal and
       interest due June 2002 and verbally extended, unsecured             22,526

  Bridge loan payable, interest of 10% per annum, principal and
       interest due September 2002 and verbally extended, unsecured        35,000

  Notes payable, interest at 18% per annum, due May 2003 and verbally extended, unsecured, effective interest, which includes
       loan fees is 72.6%                                                  75,000

  Notes payable, interest at 18% per annum, due August 2003 and verbally Extended, unsecured, effective interest, which includes
       loan fees is 154.2%                                                 60,000

  Notes payable, interest at 10% per annum, due in December 2003 and verbally extended, unsecured, effective interest, which includes values ascribed to stock compensation
       granted and other loan fees is 638.1%                              100,000

  Notes payable, interest at 10% per annum, due in February 2004, unsecured, effective interest, which includes values ascribed to stock compensation granted and other loan fees is 314.9% 100,000

  Note payable, interest at 10% per annum, due June 2002 and verbally
      extended, unsecured                                                  75,000
                                                                        -----------

                  Total notes payable                                $  1,517,526
                                                                        ===========



                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 6 - NOTES PAYABLE (CONTINUED)

Notes payable consisted of the following at March 31, 2004:

  Notes payable to individuals, interest at 11% per annum,
      principal and interest due June 2001, unsecured                $    150,000

  Notes payable to individuals, interest at 12% per annum,
      principal and interest due June 2001, unsecured                     150,000

  Notes payable, interest at 12% per annum, principal and interest
      due October 2004, unsecured, converted from debenture               200,000

  Notes payable, interest at 9% per annum, principal and interest due October
      2004, unsecured, converted from
  debenture                                                               100,000

  Note payable, interest at 18% per annum, principal and interest
      due June 2000, and verbally extended, unsecured                     200,000

  Demand note under Ex-Im Bank authorization at Wall Street Journal
      Prime rate +3.0% per annum (7% at December 31, 2003), matured
      June 30, 2002 previously secured by Dasibi customer line of
      credit                                                              250,000

  Bridge loan payable, interest of 10% per annum, principal and
      interest due June 2002 and verbally extended, unsecured              22,526

  Bridge loan payable, interest of 10% per annum, principal and
      interest due September 2002 and verbally extended, unsecured         35,000

  Notes payable, interest at 18% per annum, due May 2003 and
      verbally extended, unsecured                                         75,000

  Note payable, interest at 10% per annum, due June 2002 and
      verbally extended, unsecured                                         75,000
                                                                        -----------

                  Total notes payable                                $  1,257,526
                                                                        ===========


Certain notes are past due and in default, totaling $550,000, as of March 31, 2004.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 6 - NOTES PAYABLE (CONTINUED)

During the year ended December 31, 2003, certain convertible debt holders converted debt of $485,000 into 3,258,887 shares of the Company's common stock. In addition, certain convertible debt holders converted $88,805 of accrued interest on the convertible debt to 630,157 shares of the Company's common stock.

In October 2003, as incentive to certain debenture holders, the Company agreed to convert the debentures to the Company's common stock at $.15 per share rather than at 70% to 80% of market price per the terms of the debentures. In connection with these transactions, the Company recorded $495,305 as an expense for the beneficial conversion feature.

In October 2003, certain debenture holders agreed in principle to novate the $320,000 of convertible debentures and enter into non-convertible notes payable with extended due dates ranging from six months to one year.

During the year ended December 31, 2002, certain convertible debt holders converted $435,000 to 1,801,252 shares of the Company's common stock. In addition, certain convertible debt holders converted $70,238 of accrued interest on the convertible debt to 271,212 shares of the Company's common stock.

In March 2002, the holder of $450,000 of convertible debt agreed to extend the due date of the debt to February 23, 2004 and the Company agreed to reduce the conversion rate on the convertible debt from 85% of the market price of the Company's common stock to 70% of the market price of the Company's common stock. The Company recorded $113,000 as an expense for the beneficial conversion feature of the new conversion rate. During 2002, $250,000 was converted and the remaining outstanding debt balance was $200,000 as of December 31, 2002. During the year ended December 31, 2003 the remaining balance was converted to shares of the Company's common stock as described above.

NOTE 7 - INCOME TAXES

The income tax provision (benefit) for three months ended March 31, 2004 and 2003 differs from the computed expected provision (benefit) at the federal statutory rate for the following reasons:

                                                        2004               2003
                                                   ---------------     --------------
Computed expected income tax provision          $      (525,000)   $        (61,000)
(benefit)
Net operating loss carryforward                         525,000              61,000
increased
                                                   ---------------     --------------

    Income tax provision                        $           ---    $            ---
       (benefit)
                                                   ===============     ==============


                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 7 - INCOME TAXES (CONTINUED)

The income tax provision (benefit) for the years ended December 31, 2003 and 2002 differs from the computed expected provision (benefit) at the federal statutory rate for the following reasons:

                                                        2003               2002
                                                   ---------------     --------------
Computed expected income tax provision          $    (1,606,000)   $       (673,000)
(benefit)
Net operating loss carryforward                       1,356,000             964,000
increased
Accrued litigation                                          ---              85,000
Stock-based expenses                                     82,000              93,000
Beneficial conversion feature of convertible            168,000              38,000
debt
Gain on disposal of                                         ---            (507,000)
subsidiary                                         ---------------     --------------

    Income tax provision                        $          ----    $            ---
      (benefit)                                    ===============     ==============


The components of the deferred tax assets and (liabilities) as of March 31, 2004 were as follows:

   Deferred tax assets:
   Temporary differences:
       Net operating loss carryforward                        $     5,527,000
       Valuation allowance                                         (5,527,000)
                                                                 --------------

       Net long-term deferred tax asset                       $           ---
                                                                 ==============

The components of the deferred tax assets and (liabilities) as of December 31, 2003 were as follows:

   Deferred tax assets:
   Temporary differences:
       Net operating loss carryforward                        $     5,002,000
       Valuation allowance                                         (5,002,000)
                                                                 --------------

       Net long-term deferred tax asset                       $           ---
                                                                 ==============

The components of the deferred tax (expense) benefit were as follows for the three months ended March 31, 2004 and 2003:

                                                               March 31,
                                                          2004           2003
                                                       -----------    ----------
   Deferred tax assets:
       Increase in net operating loss carryforward       525,000 $ $     61,000
      Change in valuation allowance                     (525,000)       (61,000)
                                                       -----------    ----------

                                                     $       ---   $        ---
                                                       ===========    ==========

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 7 - INCOME TAXES (CONTINUED)

The components of the deferred tax (expense) benefit were as follows for the years ended December 31, 2003 and 2002:

                                                             December 31,
                                                          2003           2002
                                                       -----------    ----------
   Deferred tax assets:
       Accrued expenses                                      --- $      (83,000)
                                                             ---         (4,000)
   Depreciation
      Increase in net operating loss carryforward       1,723,000      1,356,000
      Change in valuation allowance                    (1,723,000)    (1,335,000
      Loss on previous joint venture investment              ---         66,000
      with Logan
                                                       -----------    ----------
                                                     $       ---   $        ---
                                                       ===========    ==========

As of March 31, 2004 and December 31, 2003, the Company has net operating loss carryforwards available to offset future taxable income of approximately $14,045,000 and $12,500,000, respectively expiring in 2005 through 2023.

NOTE 8- STOCKHOLDERS' EQUITY

PREFERRED STOCK
The Company is authorized to issue up to 20,000,000 shares of preferred stock, $.01 par value per share in series to be designated by the Board of Directors. No preferred shares are issued.

COMMON STOCK
On August 8, 2003, the stockholders approved an increase in the number of shares of common stock authorized to 480,000,000 from 30,000,000.

SALES OF COMMON STOCK

During the three months ended March 31, 2004, the Company sold 3,812,725 shares of common stock for a total of $1,697,675. The Company paid placement fees totaling $181,098 which includes $96,184 in placement fees to a company in which its President and CEO has an equity interest and $84,914 in placement fees to an unrelated entity. Certain investors received warrants to purchase 166,668 shares of the Company's common stock at $0.90 per share in connection with the sale of stock.

During the year ended December 31, 2003, the Company sold 15,907,903 shares of common stock for a total of $3,319,255, $50,000 of which had been received prior to December 31, 2002, and had been recorded as a liability. The Company paid placement fees totaling $443,033 which includes $157,634 in placement fees to a company in which its President and CEO has an equity interest and $285,399 in placement fees to an unrelated company. Certain investors received warrants to purchase 349,300 shares of common stock at prices ranging from $0.27 to $0.65 per share.

During the year ended December 31, 2002 the Company sold 2,121,312 shares of common stock for $399,000, $50,000 of which had been received prior to December 31, 2001 and had been recorded as a liability. The Company paid a $34,900 placement fee to a company controlled by its President and CEO. Certain investors received warrants to purchase 1,214,843 shares of common stock at prices ranging from $0.225 to $0.63 per share.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 8- STOCKHOLDERS' EQUITY (CONTINUED)

STOCK ISSUED FOR SERVICES
During August 2003, the Company entered into two agreements for strategic business planning, financial advisory, investor relations and public relations services. As compensation, the Company issued a total of 3,000,000 shares of its common stock to the consultants, valued at $1,110,000, the fair market value of the stock on the effective date of the agreements, which amount is being amortized over the one-year term of the agreements. The Company had recorded $740,000 and $462,500 as prepaid expense as of December 31, 2003 and March 31, 2004, respectively. The Company expensed related consulting fees of $370,000 for the year ended December 31, 2003 and $277,500 for the three months ended March 31, 2004.

On January 6, 2003, the Company entered into an agreement with an individual to provide consulting services through January 6, 2004 in connection with the Company's corporate business development and strategy. As compensation for services received, the Company issued 300,000 unrestricted shares of its common stock valued at $60,000 based upon the price of the Company's common stock on the date of issuance. The Company recognized $60,000 in related expenses during 2003.

During 2003, the Company issued an additional 57,000 shares of its common stock to individuals for various consulting services rendered. The stock was valued at $11,280 based upon the price of the Company's common stock on the date of issuance. The Company recognized $11,280 in related expenses during 2003.

In February 2002, the Company entered into an agreement with an individual to provide consulting services through December 31, 2002 in connection with the Company's corporate business development and strategy. As compensation for services received, the Company issued 50,000 unrestricted shares of its common stock valued at $21,500 based upon the price of the Company's common stock on the date of issuance. The Company recognized $21,500 in related expenses. In August 2002, the agreement was amended and extended through June 30, 2003. An additional 50,000 unrestricted shares of the Company's common stock were issued as consideration. The shares were valued at $9,500 based on the price of the Company's common stock on the date of issuance. As of December 31, 2003, $9,500 had been expensed as consulting fees.

During 2002, the Company issued an additional 630,000 shares of its common stock to individuals for various consulting services rendered. The stock was valued at $123,250 based upon the price of the Company's common stock on the date of issuance. The Company recognized $123,250 in related expenses during 2002.

ISSUANCE OF OPTIONS AND WARRANTS
On October 18, 2003, the Company issued warrants to purchase 600,000 shares of common stock at an exercise price of $0.60 per share to two individuals for services to be rendered during the period through October 15, 2004. The warrants expire October 15, 2008. The warrants were valued at $185,400, the fair market value using the Modified Black-Scholes European pricing model. The average risk-free interest rate used was 3.32%, volatility was estimated at 93.5% and the expected life was five years. The amount was recorded as a prepaid expense and is being amortized over the term of the service period.

In December 2002, the Company issued warrants to purchase 200,000 shares of its common stock for $0.26 per share, expiring in 2005 and valued at $31,438 in connection with an agreement for advisory board and product development services. The Company has recorded this amount as a prepaid consulting expense and is amortizing the expense over the two-year term of the contract. In estimating the expense, the Company used the Modified Black-Scholes European pricing model. The average risk-free interest rate used was 2.63%, volatility was estimated at 93%, and the expected life was three years.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 8- STOCKHOLDERS' EQUITY (CONTINUED)

In January 2002, the Company issued options to purchase 250,000 shares of its common stock at prices ranging from $1.00 to $2.00 per share, expiring in 2006 and valued at $79,674 for public relations services. In estimating the expense, the Company used the Modified Black-Scholes European pricing model. The average risk-free interest rate used was 3.99%, volatility was estimated at 103%, and the expected life was four years. The amount was expensed during the initial 90-day term of the agreement.

REPRICED AND EXERCISED WARRANTS
In February 2003, the Company agreed to reprice warrants to purchase 300,000 shares of common stock related to outstanding debt from $2.25 and $4.50 per share to $0.12 per share. The repriced warrants were valued at $30,000, the fair market value using the Modified Black-Scholes European pricing model. The average risk-free interest rate used was 1.19%, volatility was estimated at 93% and the expected life was one day. The value of the repriced warrants was expensed as loan fees. The warrants to purchase 300,000 shares of common stock were immediately exercised for proceeds of $36,000.

During the second quarter of 2003, the Company agreed to reprice warrants to purchase 260,191 shares of common stock issued as incentive to exercise warrants from $4.00 per share to $0.10 per share. The repriced warrants were valued at $26,019, the fair market value using the Modified Black-Scholes European pricing model. The average risk-free interest rate used was 1.12%, volatility was estimated at 91% and the expected life was one day. The value of the repriced warrants was expensed as stock based compensation. The warrants to purchase 259,858 shares of common stock were exercised for proceeds of $26,018.

STOCK OPTION PLAN
During 2003, the Company adopted the 2003 Stock Incentive Plan ("the Plan"), which provides for the granting of stock and options to selected officers, directors, employees and consultants of the Company. 4,500,000 shares are reserved for issuance under the Plan for the granting of options. Unless terminated sooner, the Plan will terminate on June 22, 2013. The options issued under the Plan may be exercisable to purchase stock for a period of up to ten years from the date of grant.

Incentive stock options granted pursuant to this Plan may not have an option price that is less than the fair market value of the stock on the date of grant. Incentive stock options granted to significant stockholders shall have an option price of not less than 110% of the fair market value of the stock on the date of grant. To date, no options have been granted under the Plan.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 8- STOCKHOLDERS' EQUITY (CONTINUED)

The following table summarizes the activity of options and warrants under all agreements and plans for the two years ended December 31, 2003 and for the three months ended March 31, 2004:

                                        Weighted Average Number of         Weighted Average
                                                                               Exercise
                                        ---------------------------     ------------------------
                                           Options      Warrants        Price           Amount
                                        ------------    -----------     --------     -----------
Outstanding, December 31,                1,894,821      1,606,938   $     1.75   $   6,121,004
2001

Granted                                    960,446      1,414,843          .64       1,508,492
Expired/cancelled                         (153,250)                       1.17        (912,506)
                                                         (626,331)
                                        ------------    -----------     --------     -----------

Outstanding, December 31, 2002           2,702,017       2,395,450        1.32        6,716,990

Granted                                  6,800,000        949,300          .35       2,740,320
Repriced warrants exercised                    ---       (559,858)        3.76       (2,102,446)
Expired/cancelled                         (163,000)                       3.06       (1,382,879)
                                                         (289,349)
                                        ------------    -----------     --------     -----------

Outstanding, December 31, 2003           9,339,017      2,495,543          .50       5,971,986

Granted                                        ---        166,668          .90         150,001
Expired/cancelled                         (228,571)           ---          .88        (201,142)
                                        ------------    -----------     --------     -----------
Outstanding, March 31, 2004              9,110,446      2,662,211   $      .50   $   5,920,845
                                        ============    ===========     ========     ===========

NOTE 9- STOCK-BASED COMPENSATION

The Company accounts for stock based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The standard requires the Company to adopt the "fair value" method with respect to stock-based compensation of consultants and other non-employees, which resulted in charges to operations of $50,280 and $3,930 during the three months ended March 31, 2004 and 2003, respectively and $54,345 and $79,674 during the years ended December 31, 2003 and 2002 respectively.

Effective August 18, 2003, the board of directors of the Company granted an option to the President and CEO to purchase 6,800,000 shares of the Company's common stock at $0.33 per share, the closing price on the date of the grant. The option expires in ten years. The fair value of the option is estimated at $1,995,000 based on the Modified Black-Scholes European pricing model. The average risk-free interest rate used was 4.49%, volatility was estimated at 93.5% and the expected life was ten years.

Had the Company adopted the fair value method with respect to the option issued to the President and CEO described above, an additional $1,995,000 would have been charged to income in 2003, proforma net loss would have been $6,720,153 and net loss per share would have been $0.32 on a basic and diluted basis. There would have been no additional changes to the net loss for 2002 had the Company adopted the fair value method with respect to options issued to employees.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 10 - COMMITMENTS AND CONTINGENCIES

LEGAL JUDGMENT
The Company leased its facilities under a long-term non-cancelable operating leases. The Company assigned the lease to Dasibi in March 2002. The Company was named in a lawsuit to collect past due rent. In November 2002, a judgment was entered against the Company for a total of $411,500, which has been accrued.

EMPLOYMENT AGREEMENTS
In September 2001, the Company entered into an employment agreement with an individual serving in the capacity of Chairman of the Board, Chief Executive Officer and President of the Company. According to the agreement, there shall always be a minimum of at least five years remaining on the term of the agreement. Base salary is $250,000 to be adjusted on an annual basis, with an as yet undetermined cash bonus plan, provisions for use of a luxury automobile, club memberships, and insurance plans. In addition, as inducement to retain the services of the Officer, the Company granted the Officer options to purchase 1,150,000 shares of its common stock exercisable at $.30 per share. The Officer had waived claim to his cash compensation until June 1, 2003. In August 2003, the Board of Directors approved a bonus of $416,667 for the officer. The future minimum salary payable to the officer is $1,250,000.

LITIGATION
The Company may be a party to a number of lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's operations, cash flows or financial position.

NOTE 11 - SUPPLEMENTAL CASH FLOW INFORMATION

During the three months ended march 31, 2004, the Company paid $2,400 for income taxes. No cash was paid for income taxes during the three months ended March 31, 2003 or during the years ended December 31, 2003 or 2002. Cash paid for interest was $12,630 and $-0- during the three months ended March 31, 2004 and 2003, respectively, and $747 and $7,661 during the years ended December 31, 2003 and 2002, respectively.

NOTE 12 - SALE OF SUBSIDIARY AND DISCONTINUED OPERATIONS

In March 2002, the Company entered into an agreement to sell Dasibi to one of its note holders in exchange for $1,500,000 of debt owed to the creditor. The purchaser assumed all liabilities of Dasibi as of the date of the agreement. The Company retained ownership of the inventory of Dasibi without limitations. Subsequent to the sale of Dasibi, the inventory was moved by Dasibi to a location unknown to the Company and the inventory has been written down to reflect the loss. The Company had granted options to the purchaser of the subsidiary to purchase the Company's common stock as follows: 50,000 at $0.25 per share, 100,000 at $0.50 per share, 528,571 at $0.875 per share, 100,000 at
$1.00 per share and 21,875 at $3.10 per share. The options are vested immediately and expire in March 2005. The options are valued at the fair market value of $160,993 on the date of grant utilizing the Modified Black-Scholes European pricing model. The average risk-free interest rate used was 4.73%, volatility was estimated at 99.86%, and the expected life was three years.

The Company was granted a perpetual non-exclusive license for all products, software, technologies and other intellectual property (including the use of the name Dasibi and Dasibi Environmental Corp.) of Dasibi throughout the world with the exception of the Peoples Republic of China.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 12 - SALE OF SUBSIDIARY AND DISCONTINUED OPERATIONS (CONTINUED)

As a result of the sale of Dasibi, the Company has reported the operations of Dasibi as discontinued operations. The Company sold Dasibi on March 18, 2002 in a transaction that closed on March 25, 2002. Dasibi had assets of approximately $967,000 and liabilities of approximately $2,072,000 as of December 31, 2001.

The Company recorded a gain on the sale of Dasibi of $1,490,553 because the liabilities assumed by the purchaser exceed the fair market value of the assets transferred in the sale.

Certain information with respect to discontinued operations of Dasibi is as follows:
                                                                     2002
                                                                 --------------
   Net
   sales                                                      $           ---
   Cost of
   sales                                                                  ---
                                                                 --------------

   Gross
   profit                                                                 ---

   Operating
   expenses                                                           149,745
                                                                 --------------

   (Loss) before income tax expense                                  (149,745)
   Income tax
   expense                                                                ---
                                                                 --------------

   (Loss) from discontinued operations                        $      (149,745)
                                                                 ==============


NOTE 13 - RELATED PARTY TRANSACTIONS

Effective June 1, 2003, the Company entered into an agreement with a company in which its President and CEO has an equity interest. The agreement required the Company to pay $25,000 per month for investment banking and strategic advisory services as well as a 10% fee for all debt and equity financing raised by the Company. During the three months ended March 31, 2004 and the year ended December 31, 2003 the Company paid the related party entity approximately $171,184 and $378,000, respectively in related expenses.

In September 2003, the Company loaned $20,000 to a related party entity in which a company controlled by its President and CEO has an equity interest. The bridge note was due upon the sooner of October 15, 2003, or upon the Company raising additional funds of more than $50,000, and bears interest at the rate of 6%. The note has been extended by mutual consent and must be repaid from financing before any other creditor. In December 2003, the Company advanced an additional $10,000 and $20,000 under agreements which provide for interest at 6% per annum and are due upon the sooner of February 24 and 29, 2004, respectively, or upon the Company raising additional funds of more than $50,000. These notes were paid in full during the three months ended March 31, 2004.

Restricted cash consists of a certificate of deposit, which guarantees an irrevocable letter of credit. The letter of credit has been provided for the benefit of a related party company in which the Company's president and CEO has an equity interest.

                 UNIVERSAL DETECTION TECHNOLOGY AND SUBSIDIARIES
                 (FORMERLY POLLUTION RESEARCH AND CONTROL CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS
                                   UNAUDITED)

NOTE 13 - RELATED PARTY TRANSACTIONS (CONTINUED)

The Company has advanced $46,980 and $28,654 to a related entity in which its President and CEO has an equity interest as of March 31, 2004 and December 31, 2003, respectively.

The Company and the related entity intend to enter into a sub-lease agreement during the first quarter of 2004. The Company's restricted cash currently guaranteeing its letter of credit for the benefit of the related party will be incorporated as a condition of the sub-lease agreement when executed. The amounts currently due from the related party will be applied to a lease deposit when the sub-lease is executed.

NOTE 14 - PRIOR PERIOD RESTATEMENT

The Company leased its facilities under a long-term non-cancelable operating leases. The Company assigned the lease to Dasibi in March 2002. The Company was named in a lawsuit to collect past due rent. In November 2002, a judgment was entered against the Company for a total of $411,500, which has been accrued.

During the quarter ended June 30, 2004, a change was made to the retained earnings and accrued expenses of the Company to correct the legal judgment recorded during the year ended December 31, 2002. The Company originally recorded the amount of damages sought by the plaintiff, rather than the amount of the final judgment. The Company has retroactively restated net loss for the year ended December 31, 2002, increasing the net loss from $1,980,718 to $2,143,218 due to an adjustment of $162,500.

NOTE 15 - SUBSEQUENT EVENTS

Subsequent to March 31, 2004, the Company issued 93,200 shares of its common stock for proceeds of $59,560. The Company paid related placement fees of $2,547 to a related party entity in which its President and CEO has an equity interest.

On April 29, 2004, the Company commenced a private placement, offering for sale a minimum of $250,000 of Units on a "best efforts all or none" basis and an additional of $750,000 of Units on a "best efforts" basis. Upon mutual agreement between the Company and the placement agent, the Company offered an additional $2,000,000 of Units. The offering was completed in July 2004, generating gross proceeds of $3,000,000. The Company paid placement fees of $414,640 related to the offering.

The Company intends to use the proceeds for working capital and general corporate use. The Company is precluded from using the proceeds to pay debt outstanding at the time of the closing of the offering or to make payments to a related party entity in which its President and CEO has an equity interest.

Each Unit consists of one share of common stock and a Class A Warrant and a Class B Warrant, each immediately exercisable by the holder to purchase one-half share of the Company's common stock for $0.50 and $0.70 per share, respectively. The warrants expire five years from the final closing date. The price per Unit was $0.50.

Pursuant to the agreement with the placement agent, following closing of the private placement offering, the Company will amend the terms of its agreement for investment banking and strategic advisory services, reducing the monthly payment to a sum no greater than $5,000 per month commencing April 29, 2004 and the nine months thereafter. In addition, the Company has agreed to defer payment of all accrued wages and future compensation due to its President and Chief Executive Officer in excess of $150,000 per year for nine months from April 29, 2004.


     (b) Pro Forma Financial Information. None.

     (c) Exhibits. None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 30, 2004                    UNIVERSAL DETECTION TECHNOLOGY



                                 By:  /s/ Jacques Tizabi
                                      ---------------------------------------
                                      Jacques Tizabi
                                      President and Chief Executive Officer